CRYSTAL
& COMPANY
The integrity of independence.



May 31, 2013

Arden-Sage Triton Fund, LLC, et al
375 Park Avenue, 32nd Floor
New York, NY 10152

Re:	Arden-Sage Triton Fund LLC
	Arden-Sage Multi-Strategy TEI Institutional Fund LLC
	Arden-Sage Multi-Strategy Fund LLC
	Arden-Sage Multi-Strategy Institutional Fund LLC
	Arden-Sage Multi-Strategy Master Fund LLC
	Arden Alternative Strategies Fund

	Registered Management Investment Company Bond
	Effective Period: May 12, 2013 to May 12, 2014

Dear Trustees,

As requested, we have examined the Registered Management Investment Company Bond limit of liability requirements, as prescribed by SEC Rule 17g-1, for the funds insured under the St. Paul Fire and Marine Insurance Company Bond No.ZBN-15N90935-13-N2. This analysis is based upon the total asset value of each fund, as stated in the relevant renewal application.

The results of the analysis are as follows:

Arden Sage has elected to purchase the bond limit required per fund by SEC Rule 17g-1 as follows:

Fund
----------------------------------------------------------
Arden-Sage Triton Fund LLC

Asset Value      	 Required Limit

$32,200,000	    	 $300,000
----------------------------------------------------------
Arden-Sage Multi-Strategy TEI Institutional Fund LLC

Asset Value      	 Required Limit

$35,800,000	    	 $350,000
----------------------------------------------------------
Arden-Sage Multi-Strategy Fund LLC

Asset Value     	 Required Limit

$104,700,000	    	 $525,000
----------------------------------------------------------
Arden-Sage Multi-Strategy Institutional Fund LLC

Asset Value      	 Required Limit

$17,100,000	    	 $225,000
----------------------------------------------------------
Arden Alternative Strategies Fund

Asset Value      	 Required Limit

$960,000,000	   	 $1,000,000
----------------------------------------------------------

Total Required Limit:	 $2,400,000

The limit of liability under the current Bond, effective from May
12, 2013 to May 12, 2014, is $2,400,000. Therefore, in accordance with the calculations above, the limit amount is sufficient to meet the requirements of SEC Rule 17g-1.

Sincerely,


/s/ Graig Vicidomino

Graig Vicidomino
Senior Account Executive


cc: Robert Duran, Senior Managing Director